Exhibit 99.(m)(i)(B)

DIREXION FUNDS

INVESTOR CLASS

DISTRIBUTION PLAN

SCHEDULE A

The maximum annualized fee rate pursuant to Paragraph 1 of the Direxion Funds Investor Class Distribution Plan shall be as follows:

Direxion Monthly U.S. Dollar Bull 3X Fund	Direxion Monthly U.S. Dollar Bear 3X Fund

Direxion Monthly S&P 500® Bull 2X Fund	Direxion Monthly S&P 500® Bear 2X Fund
Direxion Monthly NASDAQ-100® Bull 2X Fund	Direxion Monthly NASDAQ-100® Bear 1.5X Fund
Direxion Monthly Small Cap Bull 2X Fund	Direxion Monthly Small Cap Bear 2X Fund
Direxion Monthly 7-10 Year Treasury Bull 2X Fund	Direxion Monthly 7-10 Year Treasury Bear 2X Fund
Direxion Monthly Latin America Bull 2X Fund
Direxion Monthly Emerging Markets Bull 2X Fund	Direxion Monthly MSCI Emerging Markets Bear 1.5X Fund
Direxion Monthly Commodity Bull 2X Fund
Direxion Monthly China Bull 2X Fund
Direxion Monthly Energy Bull 2X Fund	Direxion Monthly Energy Bear 2X Fund
Direxion Monthly Biotech Bull 2X Fund	Direxion Monthly Biotech Bear 1.5X Fund
Direxion Monthly Gold Bull 2X Fund	Direxion Monthly Gold Bear 2X Fund
Direxion Monthly Silver Bull 2X Fund	Direxion Monthly Silver Bear 2X Fund
Direxion Monthly MSCI Europe Bull 2X Fund	Direxion Monthly MSCI Europe 1.5X Bear Fund
Direxion Monthly MSCI European Financial Bull 2X Fund	Direxion Monthly MSCI European Financial Bear 2X Fund
Direxion Monthly U.S. Dollar Equal Weight Bull 2X Fund	Direxion Monthly U.S. Dollar Equal Weight Bear 2X Fund
Direxion Monthly Crude Oil Bull 2X Fund	Direxion Monthly Crude Oil Bear 1.5X Fund
Direxion Monthly MSCI Europe Currency Hedged Bull 2X Fund	Direxion Monthly MSCI Europe Currency Hedged Bear 1.5X Fund
Direxion Monthly Biotech Bull 1.5X Fund

Direxion NASDAQ-100 Bull Fund	Direxion NASDAQ-100 Bear 1X Fund
Direxion Monthly 30 Year Treasury Bull 1.2X Fund	Direxion Monthly 30 Year Treasury Bear 1X Fund
Direxion Indexed CVT Strategy Fund	Direxion Indexed CVT Strategy Bear Fund

Direxion Dynamic HY Bond Fund
Direxion Hilton Tactical Income Fund

Up to 1.00% of the average daily net assets.  The authorized maximum annualized fee is 0.25% of average daily net assets.

Last Revised:  May 18, 2015